EXHIBIT 99.1



   JOINT FILER INFORMATION

   Each of the following joint filers has designated Union Drilling Company LLC as the "Designated Filer" for the purposes of the attached Form 4:


         (1) Morgan Stanley Capital Partners III, L.P. ("MSCP III") 1221 Avenue of the Americas
                  New York, New York 10020

         (2)      MSCP III 892 Investors, L.P. ("MSCP 892")
                  1221 Avenue of the Americas
                  New York, New York 10020

         (3)      Metalmark Capital LLC ("METALMARK")
                  1177 Avenue of the Americas, 40th Floor
                  New York, New York 10036

         (4) Morgan Stanley Capital Investors III, L.P. ("MSCI") 1221 Avenue of the Americas
                  New York, New York 10020

         (5)      MSCP III, LLC ("MSCP LLC")
                  1221 Avenue of the Americas
                  New York, New York 10020

         (6) Morgan Stanley Capital Partners III, Inc. ("MSCP, INC.") 1221 Avenue of the Americas
                  New York, New York 10020



Issuer & Ticker Symbol: Union Drilling, Inc. (UDRL)

Date of Event Requiring Statement: 11/28/2005




Signature: /s/ Kenneth F. Clifford
           -----------------------
           By: Kenneth F. Clifford, as authorized signatory of
           Metalmark



Signature: /s/ Kenneth F. Clifford
           -----------------------
           By: Kenneth F. Clifford, Chief Financial Officer of Metalmark, as attorney-in-fact for MSCP LLC and MSCP, Inc. and for the institutional managing member of the general partner of each of MSCP III, MSCP 892 and MSCI